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                                                                              1.


                                                                     EXHIBIT 3.4

  For Ministry Use Only                          Ontario Corporation Number
                                                          1334184
                                                 ---------------------------


[LOGO APPEARS HERE]
  Ministry of
  Consumer and
  Commercial Relations

  CERTIFICATE
  This is to certify that these
  Articles are effective on

  APRIL 23, 1999
  ------------------------------


  Director
  Business Corporations Act


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                               ARTICLES OF AMENDMENT


  1. The name of the corporation is:
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     J U T V I S I O N   C A N A D A ,   I N C .
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     2. The name of the corporation is changed to (if applicable):

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     B A M B O O . C O M   C A N A D A ,   I N C .
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     3. Date of incorporation/amalgation:

                                  1999   01    01
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                                (Year, Month, Day)

  4. The articles of the corporation are amended as follows:

  A    The name of the Corporation be and is hereby changed to:

                            BAMBOO.COM CANADA, INC.

  B    Any director or officer of the Corporation be and is hereby authorized and directed to execute and deliver to the Minister of Consumer and Commercial Relations articles of amendment and to do, sign and execute all things, deeds and documents necessary or desirable for the due carrying out of the foregoing.

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                                                                              2.



  5. The amendment has been duly authorized as required by Sections 168 & 170 (as applicable) of the Business Corporations Act.

  6. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on


                                  1999  04    15
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                                (Year, Month, Day)

  These articles are signed in duplicate.


                                                 JUTVISION CANADA, INC.
                                      ------------------------------------------
                                                  (Name of Corporation)


                                                            Leonard B. McCurdy,
                                  By: /s/ Leonard B.McCurdy       Chairman
                                      ------------------------------------------
                                           (Signature)       (Description of
                                                                 Office)